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EXHIBIT 5.1

        [Greenberg Traurig LLP Letterhead]

June 16, 2004

SatCon Technology Corporation
161 First Street
Cambridge, MA 02142

Re:	Legality of Securities to be Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

        This opinion is delivered in our capacity as counsel to SatCon Technology Corporation, a Delaware corporation (the "Company"), in connection with a registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), which relates to the sale from time to time of an indeterminate amount of shares of common stock, par value $.01 per share ("Common Stock"), shares of preferred stock, par value $.01 per share ("Preferred Stock"), warrants to purchase Common Stock or Preferred Stock ("Warrants"), or any combination of Common Stock, Preferred Stock or Warrants (collectively, the "Securities") of the Company having a maximum aggregate public offering price of $25,000,000. The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices, and on terms to be set forth in one or more prospectus supplements (each a "Prospectus Supplement") to the prospectus contained in the Registration Statement.

        In connection with this opinion, we have examined the certificate of incorporation of the Company, as amended to the date hereof and on file with the Delaware Secretary of State, the bylaws of the Company, as amended to the date hereof, and such records of corporate proceedings of the Company as we have deemed appropriate for the purposes of this opinion, the Registration Statement and the exhibits thereto.

        In rendering the opinions expressed below, we have assumed and have not verified the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, and the legal capacity of each individual executing any document.

        We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America, The Commonwealth of Massachusetts and the Delaware General Corporation Law (which includes applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the Delaware General Corporation Law and the Delaware Constitution).

SatCon Technology Corporation
June 16, 2004

        Based upon the foregoing, we are of the opinion that:

          (1)   (i) when the Securities are specifically authorized for issuance by the Company's Board of Directors or an authorized committee thereof (the "Securities Authorizing Resolution"), (ii) upon receipt by the Company of the full consideration therefor as provided in the Securities Authorizing Resolution, and (iii) upon the issuance of the Securities as described in the Registration Statement and a Prospectus Supplement that is consistent with the Securities Authorizing Resolution, the Securities will be legally issued, fully paid and nonassessable and the Warrants will be binding obligations of the Company.

        This opinion shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association's Business Law Section as published in 53 Business Lawyer 831 (May 1998).

        The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

        We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement.

Very truly yours,
/s/ GREENBERG TRAURIG, LLP GREENBERG TRAURIG, LLP

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  EXHIBIT 5.1